UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2012

First Colombia Gold Corp.
 (Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Carrera 49 No. 51-11 Suite 402, Copacabana, Antioquia Colombia	__________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +57 (4) 461-6154

__________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification to Rights of Security Holders.

On November 15, 2012, the Company filed a Certificate of Designation for its Class Series A Preferred Convertible Stock with the Secretary of State of Nevada designating 50,000,000 shares of its authorized Preferred Stock as Class A Preferred Convertible Stock.  The Class A Preferred Shares have a purchase price of $.001 per share.  The Class A Preferred Shares are convertible into shares of the Company’s common stock at a rate of 1 preferred share equals 1 common share.

In addition, the Class A Preferred Shares rank senior to the Company’s common stock.  The Class A Preferred Shares have voting rights equal to that of the common stockholders and may vote on any matter that common shareholders may vote.  One Class A Preferred Shares is the voting equivalent of one common share.

The Company does have the right, at its discretion, to redeem the Class A Preferred Shares at a price of $.01 per share.

This brief description of the Certificate of Designation is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the  Certificate of Designation as attached to this Current Report on Form 8-K as Exhibit 3.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

3.1	Certificate of Designation of Class A Preferred Convertible Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 30, 2012

First Colombia Gold Corp.

By:	/s/ Piero Sutti-Keyser
Name:	Piero Sutti-Keyser
Title:	Chief Executive Officer